UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

King Pubco, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	86-3078783
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

875 Third Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

*	The registrant is expected to be renamed as “KORE Group Holdings, Inc.” All securities being registered herein will be issued by KORE Group Holdings, Inc., a Delaware corporation.

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255121

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock par value $0.0001 per share, and warrants to purchase common stock of KORE Group Holdings, Inc. (the “Registrant”). The description of the common stock and warrants contained in the section entitled “Description of Securities” in the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-255121) filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2021

King Pubco, Inc.

By:	/s/ Michael Palmer
Michael Palmer
Director